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                                                                    Exhibit 99.1


(AMERICAN HOMEPATIENT LOGO)                                         NEWS RELEASE
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Contacts:   Joseph F. Furlong        or        Stephen L. Clanton
            President and CEO                  Executive VP & CFO
            (615) 221-8884                     (615) 221-8884
                                               PRIMARY CONTACT

FOR IMMEDIATE RELEASE

                      SIXTH CIRCUIT CONFIRMS WARRANT RULING
                                   IN FAVOR OF
                           AMERICAN HOMEPATIENT, INC.
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BRENTWOOD, TN. (July 12, 2005) - American HomePatient, Inc. (OTC: AHOM.OB) today announced that the United States Court of Appeals for the Sixth Circuit confirmed the ruling by the United States Bankruptcy Court for the Middle District of Tennessee and subsequently confirmed by the United States District Court in favor of the Company's request to reject warrants originally issued to the Company's senior debt holders and the determinations of damages resulting from rejection. The former warrant holders had appealed the damages calculation determined in the Bankruptcy Court's ruling and related issues.

In the original ruling confirmed by the Court of Appeals, the Bankruptcy Court permitted the rejection by the Company of the warrants, which represented approximately 20% of the Company's outstanding common stock, and determined the damages stemming from rejection of the warrants were $846,000. This amount is payable by the Company to the former warrant holders as an unsecured debt and is recorded as a component of other accrued expenses on the consolidated balance sheets.

This ruling does not relate to the appeal by the Company's senior debt holders related to the confirmation order entered by the United States Bankruptcy Court for the Middle District of Tennessee and subsequently confirmed by the United States District Court. As previously announced, oral argument before the United States Court of Appeals for the Sixth Circuit has been set for July 20, 2005 on this appeal (Case Number 03-6500).

A copy of the Court of Appeal's order will be filed by the Company with the Securities and Exchange Commission as an exhibit to a Form 8-K, to be available via the Edgar database at www.sec.gov.

American HomePatient, Inc. is one of the nation's largest home health care providers with 274 centers in 35 states. Its product and service offerings include respiratory services and medications, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or,



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on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the outcome of the bankruptcy appeal process. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include the effect of healthcare regulation and reimbursement, government investigations, the ability to retain management, leverage and liquidity, and the effect of competition. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.













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